UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 26, 2018, Qualcomm Incorporated (“Qualcomm”) sent the following proposed confidentiality agreement to Broadcom Limited’s legal counsel (as referenced in the press release issued by Qualcomm on the same day).

QUALCOMM INCORPORATED’S PROPOSED CONFIDENTIALITY AGREEMENT

February [  ], 2018

Broadcom Limited
1320 Ridder Park Drive
San Jose, CA  95131

Ladies and Gentlemen:

In connection with the consideration of a possible transaction (the “Transaction”) between Qualcomm Incorporated, a Delaware corporation (together with its subsidiaries and affiliated entities, “Qualcomm”), and Broadcom Limited, a public company limited by shares and incorporated under the laws of the Republic of Singapore (together with its subsidiaries and affiliated entities, “Broadcom” and each of Qualcomm and Broadcom to constitute a “Party”), each Party (a “Disclosing Party”) is prepared to make available to the other Party (the “Receiving Party”) certain information concerning the business, financial condition, operations, prospects, assets, liabilities and other confidential and proprietary information of the Disclosing Party.  As a condition to, and in consideration of, such information being furnished to the Receiving Party and its Representatives (as defined below), the Receiving Party agrees to treat such information (whether prepared by the Disclosing Party, its Representatives or otherwise and irrespective of the form of communication) that has been or will be furnished, or otherwise made available, to the Receiving Party by or on behalf of the Disclosing Party (herein collectively referred to as the “Evaluation Material”) in accordance with the provisions of this letter agreement (the “Agreement”), and to take or abstain from taking certain other actions as hereinafter set forth.  For purposes of this Agreement, references to “Representatives” in respect of a Party shall include only such Party’s officers, directors, partners, members, employees, agents, representatives and advisors (including, without limitation, consultants, accountants, attorneys and financial advisors).

1.     Evaluation Material.  The term “Evaluation Material” also shall be deemed to include all notes, memoranda, summaries, analyses, compilations, forecasts, data, studies, interpretations or other documents or materials prepared by the Receiving Party or its Representatives to the extent they use, contain, reflect or are based upon or derived from, in whole or in part, such information furnished to the Receiving Party or its Representatives pursuant hereto.  The Receiving Party acknowledges and agrees that the Disclosing Party shall remain the exclusive owner of the Evaluation Material and all patent, copyright, trade secret, trademark, domain name and other intellectual property rights therein. No license or conveyance of such rights is granted to the Receiving Party or implied under this Agreement.  The term “Evaluation Material” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of this Agreement, (ii) was within the Receiving Party’s possession prior to its being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement; provided that the source of such information was not known by the Receiving Party (after reasonable inquiry) to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives; provided that the source of such information was not known by the Receiving Party (after reasonable inquiry) to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or (iv) has been or is independently developed by the Receiving Party without use or benefit of or reference to the Evaluation Material or violation of any obligation under this Agreement.  As used in this Agreement, (x) the term “person” shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, and (y) the term “affiliates” shall have the meaning given to it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.     Use and Disclosure of Evaluation Material.  (a)  The Receiving Party hereby agrees that it and its Representatives shall (i) use the Evaluation Material of the Disclosing Party solely for the purpose of evaluating the Transaction, (ii) keep the Evaluation Material confidential and (iii) not disclose any of the Evaluation Material in any manner whatsoever, except as may be required by law, stock exchange rules or court order subject to the provisions set forth below; provided, however, that (x) the Receiving Party may make any disclosure of such information to which the Disclosing Party gives its prior written consent, and (y) the Receiving Party may disclose any of such information to its Representatives who need to know such information for the sole purpose of evaluating the Transaction; provided such Representatives agree to comply with the terms of this Agreement applicable to such Representatives.  In any event, the Receiving Party agrees to (x) undertake reasonable precautions to safeguard and protect the confidentiality of the Evaluation Material (which shall be no less stringent than measures taken with respect to the Receiving Party’s own confidential and proprietary information and in any event no less than a reasonable degree of care), (y) be responsible for any breach of this Agreement by any of its Representatives, and (z) at its sole expense, take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

(b)     In the event that the Receiving Party or any of its Representatives are requested or required (by deposition, interrogatories, requests for information or documents in legal or administrative proceedings, subpoena, civil investigative demand or other similar legal process) to disclose any of the Evaluation Material, the Receiving Party (or such Representative) shall provide the Disclosing Party with prompt written notice to the extent not legally prohibited of the existence, terms and circumstances of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its Representatives are nonetheless, upon advice of its outside counsel, legally compelled to disclose Evaluation Material, the Receiving Party or its Representatives may, without liability hereunder, disclose only that portion of the Evaluation Material that such outside counsel advises the Receiving Party (or such Representative) is legally required to be disclosed; provided that the Receiving Party exercises (and causes its Representatives to exercise) commercially reasonable efforts to preserve the confidentiality of the Evaluation Material. In no event will the Receiving Party or any of its Representatives oppose action by the Disclosing Party to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material and, if the Disclosing Party seeks such an order, the Receiving Party agrees to and shall cause its Representatives to, cooperate as the Disclosing Party shall reasonably request at the Disclosing Party’s expense.

3.     Destruction of Evaluation Material.  If the Receiving Party decides that it does not wish to proceed with the Transaction, the Receiving Party will promptly inform the Disclosing Party of that decision.  Promptly after the Receiving Party receives a request from the Disclosing Party or one of its Representatives (which may be made at any time in the Disclosing Party’s sole discretion and for any reason or for no reason), the Receiving Party will destroy or erase (including, without limitation, expunging all such Evaluation Material from any computer, word processor or other device containing such information) all Evaluation Material (and all copies, reproductions, summaries, analyses or extracts thereof or based thereon) furnished to it or its Representatives by or on behalf of the Disclosing Party pursuant hereto, including, without limitation, any materials prepared by the Receiving Party or its Representatives containing, based upon, reflecting or derived from Evaluation Material, and the Receiving Party shall deliver a certificate in writing executed by an authorized officer supervising the destruction that such destruction has occurred; provided that the Receiving Party and its Representatives may retain copies of any Evaluation Material to the extent required to comply with legal or regulatory requirements or established document retention policies for use solely to demonstrate compliance with such requirements (and, to the extent such Evaluation Material is retained electronically, ordinary access thereto shall be limited to information technology personnel in connection with their information technology duties).  Notwithstanding the destruction or retention of the Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality, use restrictions and other obligations hereunder.

4.     No Representations or Warranties; No Agreement.  Except as otherwise set forth in this Section 4, the Receiving Party understands and acknowledges that neither the Disclosing Party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material.  The Receiving Party agrees that neither the Disclosing Party nor any of its Representatives shall have any obligation or liability to the Receiving Party or to any of its Representatives on any basis (including, without limitation, in contract, tort, under federal or state securities law or otherwise) relating to or resulting from the use of the Evaluation Material.  The Receiving Party agrees that only those representations or warranties which are made in a final definitive agreement regarding a Transaction (a “Definitive Transaction Agreement”), when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will be relied on by the Receiving Party and have any legal effect.  The Receiving Party and its Representatives agree not to make any claims whatsoever against the Disclosing Party or any of its Representatives with respect to or arising out of: (i) a Transaction, as a result of this Agreement; (ii) the participation of the Receiving Party and its Representatives in evaluating a Transaction; (iii) the review or use of any Evaluation Material or any errors therein or omissions therefrom; or (iv) any action taken or any inaction occurring in reliance on the Evaluation Material, in each case, except and solely to the extent as may be included in any Definitive Transaction Agreement.  The Receiving Party agrees that unless and until a Definitive Transaction Agreement between the Parties has been executed and delivered, neither Party will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement except for the rights and obligations specifically agreed to herein.  The Parties further acknowledge and agree that until a Definitive Transaction Agreement is entered into between the Parties, each Party reserves the right, in its sole discretion, to reject any and all proposals made by the other Party or any of the other Party’s Representatives with regard to the Transaction, to determine not to engage in discussions or negotiations and to terminate discussions and negotiations with the other Party at any time.

5.     No Waiver of Privilege.  To the extent that any Evaluation Material may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or any other applicable privilege. All Evaluation Material that is entitled to protection under the attorney-client privilege, work product doctrine or any other applicable privilege shall remain entitled to such protection under these privileges and this Agreement.

6.     Material Non-Public Information.  The Receiving Party acknowledges and agrees that it is aware (and that its Representatives are aware or, upon providing any Evaluation Material to such Representatives, will be advised by the Receiving Party) that Evaluation Material being furnished to it may contain material non-public information regarding the Disclosing Party and that the United States securities laws prohibit any persons who have such material, non-public information from purchasing or selling securities of the Disclosing Party on the basis of such information or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.  The Receiving Party will not (and it will cause its Representatives to not), directly or indirectly, use, or allow any third party to use, any Evaluation Material in violation of any United States federal or state securities laws or, other than the Transaction, in connection with the purchase or sale of securities, properties or indebtedness.  Nothing herein shall constitute an admission by either Party that any Evaluation Material or other such information in fact contains material non-public information.

7.     Remedies.  It is further understood and agreed that any breach of this Agreement by a Party or any of its Representatives would result in irreparable harm to the other Party, that money damages would not be a sufficient remedy for any such breach of this Agreement and that the non-breaching Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach and that neither the breaching Party nor its Representatives shall oppose the granting of such relief.  Such relief shall be available without the obligation to prove any damages underlying such breach or threatened breach.  The Parties further agree to waive, and to use commercially reasonable efforts to cause their applicable Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach by a Party of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching Party.  In the event of a breach of any obligations under this Agreement by a Party or its Representatives, the non-breaching Party shall, immediately following the discovery of such breach, give notice to the other Party of the nature of such breach and, upon consultation with the other Party, take all necessary steps to limit the extent of such breach.  In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a Party or any of its Representatives have breached this Agreement, then the breaching Party shall be liable and pay to the non-breaching Party the reasonable legal fees incurred by the non-breaching Party in connection with such litigation, including any appeal therefrom.

8.     Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.  The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware (and, solely in the event the courts of the State of Delaware do not have subject matter jurisdiction, the courts of the United States of America located in the State of Delaware) for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts.  Each Party consents to the service of process in any such suit in any manner permitted by applicable law.  The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS EXPRESSLY AND IRREVOCABLY WAIVED.

9.     Authority to Enter into Agreement.  Each Party hereby represents and warrants to the other Party that this Agreement has been duly authorized, executed and delivered by one of its officers and is enforceable in accordance with its terms against such Party.

10.   Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto regarding the subject matter hereof, supersedes all negotiations and agreements, oral or written, made prior to the execution hereof.

11.   Assignment.  This Agreement shall not be assigned by any Party, by operation of law or otherwise, without the prior written consent of the other Party. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties hereto and their respective successors and assigns.

12.   No Modification.  No provision of this Agreement can be waived, modified or amended without the prior written consent of the Parties, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment.  It is understood and agreed that no failure or delay by a Party in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

13.   Counterparts.  This Agreement may be executed in counterparts, each such counterpart shall be deemed an original and all such counterparts shall together constitute one instrument.

14.   Severability.  If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and there shall be substituted for the invalid provision a substitute provision that shall as nearly as possible achieve the intent of the invalid provision.

15.   Data Site Provision.  The terms of this Agreement shall control over any additional purported confidentiality requirements imposed by any offering memorandum, web-based database or similar repository of Evaluation Material to which any Receiving Party or its Representatives is granted access in connection with the evaluation, negotiation or consummation of the Transaction, notwithstanding acceptance of such an offering memorandum or submission of an electronic signature, “clicking” on an “I Agree” icon or other indication of assent to such additional confidentiality conditions, it being understood and agreed that the Parties’ confidentiality obligations with respect to the Evaluation Material are exclusively governed by this Agreement and may not be amended except by an agreement executed by the Parties in writing.

16.   Term.  This Agreement shall expire two years from the date first written above.

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this Agreement shall become a binding agreement between the Parties.

Very truly yours,

QUALCOMM INCORPORATED

By:
Name:
Title:

Accepted and agreed as of the date first written above:

BROADCOM LIMITED

By:
Name:
Title:

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this website that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.